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                                                                EXHIBIT (6)(b)

                                 THE GALAXY FUND

                             DISTRIBUTION AGREEMENT
                                 Amendment No. 1

                                                   __________________, 1998

First Data Distributors, Inc.
4400 Computer Drive
Westboro, Massachusetts 01581

Dear Sirs:

          This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Distribution Agreement between the Trust and First Data Distributors, Inc. ("FD Distributors") dated as of June 1, 1997 (the "Agreement") is herewith amended to provide that FD Distributors shall be the distributor for the Trust's New Jersey Municipal Bond Fund, MidCap Equity Fund and Special Equity Fund on the terms and conditions contained in the Agreement.

          If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.

                                         Very truly yours,

                                         THE GALAXY FUND

                                         By:
                                             -------------------------
                                             Name:  John T. O'Neill
                                             Title: President

Accepted:

FIRST DATA DISTRIBUTORS, INC.

By:
     -----------------------
     Name:
     Title: